UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 10, 2011

ONCOSEC MEDICAL INCORPORATED

(Exact name of registrant as specified in its charter)

Nevada	000-54318	98-0573252
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4690 Executive Drive, Suite 250 San Diego, California	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (855) 662-6732

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Current Report on Form 8-K/A (“Form 8-K/A”) is filed as an amendment to the Current Report on Form 8-K filed by OncoSec Medical Incorporated (the “Company”) with the Securities and Exchange Commission on March 14, 2011 (the “Original Form 8-K”).  The sole purpose of filing this Form 8-K/A is to provide information called for in Item 5.02(d)(3) that had not been determined at the time of the filing of the Original Form 8-K.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)           On June 30, 2011, the Board of Directors (the “Board”) of the Company established the following committees of the Board:  Audit Committee; Compensation Committee; Nominating and Corporate Governance Committee; Financing Committee; and Clinical and Regulatory Affairs Committee.  In connection with the establishment of such committees, director Dr. Avtar Dhillon was appointed to certain of such committees of the Board, as follows:  Compensation Committee (Chairman); Nominating and Corporate Governance Committee; Clinical and Regulatory Affairs Committee; and Financing Committee (Chairman).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONCOSEC MEDICAL INCORPORATED

Dated: July 7, 2011	By:	/s/ Punit Dhillon
Name: Punit Dhillon
Title: President & Chief Executive Officer